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                                                               Exhibit (3) (iii)


April 26, 2005


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 23 to the Registration Statement on Form S-6 for Zenith Life Plus, issued through New England Variable Life Separate Account (File No. 33-19540).


                                                  Very truly yours,


                                                  /s/ Marie C. Swift
                                                  Marie C. Swift
                                                  Vice President and Counsel